Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for August 29, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
August 29, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 08/01/2025-08/31/2025			08/01/2025-08/31/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0844		68%	0.0844	68%
Estimated Return of
Capital (1), (2)	0.0391		32%	0.0391	32%
Total per common share	0.1235		100%	0.1235	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0272 (22%) and $0.0272 (22%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2025, and will end on July 31, 2026.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for October 31, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
October 31, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 10/01/2025-10/31/2025			08/01/2025-10/31/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0536		43%	0.2802	76%
Estimated Return of
Capital (1), (2)	0.0699		57%	0.0903	24%
Total per common share	0.1235		100%	0.3705	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0259 (21%) and $0.0778 (21%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2025, and will end on July 31, 2026.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for November 28, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
November 28, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 11/01/2025-11/30/2025			08/01/2025-11/30/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0677		55%	0.3475	70%
Estimated Return of
Capital (1), (2)	0.0558		45%	0.1464	30%
Total per common share	0.1235		100%	0.4939	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0296 (24%) and $0.1185 (24%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2025, and will end on July 31, 2026.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for January 30, 2026, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
January 30, 2026	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 01/01/2026-01/31/2026			08/01/2025-01/31/20263
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0350		28%	0.5694	77%
Estimated Return of
Capital (1), (2)	0.0885		72%	0.1713	23%
Total per common share	0.1235		100%	0.7407	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0247 (20%) and $0.1481 (20%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2025, and will end on July 31, 2026.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.